Exhibit 99.1
Earnings Release
One Centerpointe Drive, Suite 200, Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

July 1, 2026	Contact:	Travis Williams, Investor Relations
Jack Isselmann, Media Relations
Ph: 503-684-7000

Greenbrier Reports Third Quarter Results

The Greenbrier Companies, Inc. (NYSE: GBX) (“Greenbrier”), a leading international supplier of equipment and services to global freight transportation markets, today reported financial results for its third fiscal quarter ended May 31, 2026.

Third Quarter Highlights

•
Aggregate gross margin percentage increased 230 basis points sequentially to 14.1%, driven by improved manufacturing margin.
•
Owned lease fleet grew to 20,600, up 23% sequentially.
•
Lease fleet utilization remained exceptionally strong at 99%.
•
Entered into a new, $425 million non-recourse term loan, with improved pricing and terms, to support continued lease fleet growth.
•
Net earnings attributable to Greenbrier were $19 million, or $0.60 per diluted share.
•
EBITDA was $69 million, or 12% of revenue.
•
New railcar orders for 2,200 units valued at $340 million and deliveries of 3,600 units, resulting in a new railcar backlog of 13,800 units with an estimated value of $2.0 billion as of May 31, 2026.
•
Board approved quarterly dividend of $0.34 per share, payable on August 6, 2026 to shareholders of record as of July 16, 2026, representing Greenbrier's 49th consecutive quarterly dividend.

“Greenbrier executed well in Q3, delivering solid results across both Leasing & Fleet Management and Manufacturing,” said Lorie L. Tekorius, CEO and President. “The current freight railcar environment enhances the value of our growing lease fleet, supporting strong performance as reflected in the 99% utilization. Aggregate gross margin of 14.1% reflects the strength and stability of our operating platform.”

Tekorius added, “We remain committed to disciplined operational execution, prudent cost management, and continuous improvement across the business. We are working closely with customers to assess deferred demand for railcars in North America. During the quarter, we continued our lease fleet investments, maintaining our commitment to thoughtful growth, recurring revenue and long-term shareholder value. These actions strengthen Greenbrier’s earnings power and support the durability of our business.”

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Greenbrier Reports Third Quarter Results (Cont.)	Page 2

Financial Summary

	Q3 FY26	Q2 FY26	Sequential Comparison – Main Drivers
Revenue	$576.5M	$587.5M	Primarily fewer deliveries
Aggregate gross margin	$81.1M	$69.5M	Improved manufacturing efficiency
Aggregate gross margin %	14.1%	11.8%
Selling and administrative expense	$55.2M	$57.4M	Primarily lower employee-related expense
Net gain on disposition of equipment	$6.0M	$13.0M	Timing of fleet optimization activities
Earnings from operations	$31.9M	$25.1M	Higher aggregate gross margin and favorable S&A expense, partially offset by timing of fleet optimization
Operating margin %	5.5%	4.3%
EBITDA (1)	$69.1M	$60.8M
Effective tax rate	19.5%	14.9%	Mix of income in foreign jurisdictions
Diluted EPS	$0.60	$0.47

(1)
See reconciliation at conclusion of Supplemental Information.

Segment Summary

	Q3 FY26	Q2 FY26	Sequential Comparison – Main Drivers
Manufacturing (1)
Revenue	$529.1M	$541.5M	Fewer new railcar deliveries, partially offset by higher maintenance program work
Gross margin %	9.9%	7.6%	Improved operating performance and positive product mix
Earnings from operations	$30.4M	$20.7M
Operating margin % (2)	5.7%	3.8%
Deliveries (3)	3,200	3,400
Leasing & Fleet Management
Revenue	$47.4M	$46.0M	Timing of fleet additions
Gross margin %	60.3%	61.7%	Timing of maintenance expense
Earnings from operations	$29.2M	$35.5M	Timing of fleet optimization
Operating margin % (2)	61.6%	77.2%
Owned fleet (units)	20,600	16,800	Strategic growth of lease fleet primarily through secondary market purchases
Fleet utilization	99.0%	98.5%	Continued strong fleet utilization

(1)
Effective September 1, 2025, the Company changed its methodology for allocating revenue and expenses associated with syndication activity between the two reportable segments. Syndication activity is now being reflected in the Manufacturing segment. This change had no impact on the Company’s consolidated results of operations or financial position and prior period segment results have been recast to conform to the current period presentation.
(2)
See supplemental segment information in Supplemental Information.
(3)
Excludes Brazil deliveries which are not consolidated into Manufacturing revenue and margins.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 3

Fiscal 2026 Guidance

Greenbrier is updating its fiscal 2026 guidance as follows:

	Prior	Updated
	FY26 Guidance	FY26 Guidance
Operating Metrics
Deliveries (1)	15,350 - 16,350 units	15,650 - 15,850 units
Revenue	$2.4B - $2.5B	$2.4B - $2.5B
Aggregate Gross Margin %	14.8% - 15.2%	13.8% - 14.2%
Operating Margin % (2)	7.0% - 7.8%	6.5% - 6.8%
EPS	$3.00 - $3.50	$3.00 - $3.15
Capital Expenditures
Manufacturing	$80M	$95M
Leasing & Fleet Management	300M	285M
Gross Capital Expenditures	$380M	$380M
Equipment Sales Proceeds	175M	175M
Net Capital Expenditures	$205M	$205M

(1)
Includes approximately 1,500 units of deliveries associated with Brazil.
(2)
Earnings from operations divided by revenue.

Conference Call

Greenbrier will host a live conference call to discuss the third quarter results today at 2:00 p.m. PT. The audio webcast and supplemental materials can be accessed via Greenbrier's investor relations website (https://investors.gbrx.com/). To participate in the call please dial 1-888-317-6003, domestically, or 1-412-317-6061 internationally, and use passcode #0443346.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Through its wholly-owned subsidiaries and joint ventures, Greenbrier designs, builds and markets freight railcars in North America, Europe and Brazil. We are a leading provider of freight railcar wheel services, parts, maintenance and retrofitting services in North America. Greenbrier owns a lease fleet of approximately 20,600 railcars that originate primarily from Greenbrier's manufacturing operations. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and other railcar owners in North America. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 4

THE GREENBRIER COMPANIES, INC.

Consolidated Balance Sheets

(In millions, unaudited)

	May 31, 2026	February 28, 2026	November 30, 2025	August 31, 2025	May 31, 2025
Assets
Cash and cash equivalents	$273.7	$521.8	$361.8	$306.1	$296.8
Restricted cash	49.1	41.2	13.6	20.3	45.2
Accounts receivable, net	463.4	463.5	509.2	526.4	507.7
Income tax receivable	18.0	12.3	18.5	44.9	33.7
Inventories	619.3	621.1	680.3	688.3	707.6
Leased railcars for syndication	426.7	194.7	178.8	225.9	248.6
Equipment on operating leases, net	1,298.4	1,295.4	1,330.9	1,328.5	1,300.4
Property, plant and equipment, net	708.5	719.3	719.1	726.7	711.7
Investment in unconsolidated affiliates	96.5	90.8	98.9	99.3	95.0
Intangibles and other assets, net	264.7	249.3	254.7	264.2	277.3
Goodwill	129.9	130.3	129.8	130.0	129.2
	$4,348.2	$4,339.7	$4,295.6	$4,360.6	$4,353.2

Liabilities and Equity
Accounts payable and accrued liabilities	$574.2	$580.5	$577.5	$651.7	$696.2
Debt, net
Recourse	733.3	720.5	794.8	771.2	767.3
Non-recourse	1,072.3	1,042.2	971.4	979.7	995.4
	1,805.6	1,762.7	1,766.2	1,750.9	1,762.7
Deferred income taxes	179.1	174.8	186.7	180.2	151.9
Deferred revenue	61.1	68.6	29.7	44.3	32.5

Contingently redeemable noncontrolling interest	31.9	33.0	34.5	35.8	40.1

Total equity – Greenbrier	1,573.2	1,564.6	1,542.2	1,532.5	1,504.0
Noncontrolling interest	123.1	155.5	158.8	165.2	165.8
Total equity	1,696.3	1,720.1	1,701.0	1,697.7	1,669.8
	$4,348.2	$4,339.7	$4,295.6	$4,360.6	$4,353.2

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Greenbrier Reports Third Quarter Results (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

Consolidated Statements of Income

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

	Three months ended May 31,		Nine months ended May 31,
	2026	2025	2026	2025
Revenue
Manufacturing	$529.1	$793.4	$1,727.6	$2,337.2
Leasing & Fleet Management	47.4	49.3	142.5	143.5
	576.5	842.7	1,870.1	2,480.7
Cost of revenue
Manufacturing	476.6	672.6	1,561.9	1,964.2
Leasing & Fleet Management	18.8	18.6	54.3	52.8
	495.4	691.2	1,616.2	2,017.0
Margin	81.1	151.5	253.9	463.7
Selling and administrative expense	55.2	65.9	172.5	192.5
Net gain on disposition of equipment	(6.0)	(7.0)	(36.7)	(16.8)
Earnings from operations	31.9	92.6	118.1	288.0
Interest and foreign exchange	16.5	13.2	45.7	58.3
Earnings before income tax and earnings from unconsolidated affiliates	15.4	79.4	72.4	229.7
Income tax expense	(3.0)	(18.1)	(17.0)	(71.5)
Earnings before earnings from unconsolidated affiliates	12.4	61.3	55.4	158.2
Earnings from unconsolidated affiliates	5.1	6.2	13.3	14.6
Net earnings	17.5	67.5	68.7	172.8
Net (earnings) loss attributable to noncontrolling interest	1.4	(7.4)	1.6	(5.5)
Net earnings attributable to Greenbrier	$18.9	$60.1	$70.3	$167.3
Basic earnings per common share	$0.61	$1.92	$2.27	$5.35
Diluted earnings per common share	$0.60	$1.86	$2.21	$5.18
Weighted average common shares:
Basic	30,938	31,186	30,936	31,269
Diluted	31,745	32,184	31,781	32,272
Dividends per common share	$0.34	$0.32	$0.98	$0.92

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Greenbrier Reports Third Quarter Results (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

Consolidated Statements of Cash Flows

(In millions, unaudited)

	Nine months ended May 31,
	2026	2025
Cash flows from operating activities
Net earnings	$68.7	$172.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	(2.0)	8.7
Depreciation and amortization	96.1	89.3
Net gain on disposition of equipment	(36.7)	(16.8)
Stock based compensation expense	12.8	13.4
Earnings from unconsolidated affiliates	(13.3)	(14.6)
Noncontrolling interest adjustments	(5.6)	9.1
Other	(2.5)	2.6
Decrease (increase) in assets:
Accounts receivable, net	53.8	15.2
Income tax receivable	26.9	11.4
Inventories	37.0	39.3
Leased railcars for syndication	(189.9)	(133.5)
Other assets	15.6	15.4
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(70.5)	(17.8)
Deferred revenue	17.7	(26.8)
Net cash provided by operating activities	8.1	167.7
Cash flows from investing activities
Proceeds from sales of assets	170.3	75.4
Capital expenditures	(147.2)	(209.1)
Other	(6.6)	6.2
Net cash provided by (used in) investing activities	16.5	(127.5)
Cash flows from financing activities
Net change in debt with maturities of 90 days or less	10.0	12.3
Proceeds from debt with maturities longer than 90 days	620.2	97.0
Repayments of debt with maturities longer than 90 days	(570.0)	(105.7)
Debt issuance costs	(9.2)	(5.0)
Repurchase of stock	(13.3)	(21.8)
Dividends	(32.0)	(29.7)
Cash distribution to joint venture partner	(38.8)	(10.9)
Tax payments for net share settlement of restricted stock	(8.6)	(5.6)
Net cash used in financing activities	(41.7)	(69.4)
Effect of exchange rate changes	13.5	2.6
Decrease in Cash and cash equivalents and Restricted cash	(3.6)	(26.6)
Cash and cash equivalents and restricted cash
Beginning of period	326.4	368.6
End of period	$322.8	$342.0
Balance sheet reconciliation
Cash and cash equivalents	$273.7	$296.8
Restricted cash	49.1	45.2
Total cash and cash equivalents and restricted cash as presented above	$322.8	$342.0

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Greenbrier Reports Third Quarter Results (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

Supplemental Leasing Information

(In millions, except owned fleet, unaudited)

Greenbrier’s leasing strategy provides an additional “go-to-market” element to Greenbrier’s Commercial strategy of direct sales, partnerships with operating leasing companies, and origination of leases for syndication partners as well as providing a platform for further growth at scale. Investing in leasing assets also provides a recurring stream of revenue and tax-advantaged cash flows, however in the short-term it reduces Greenbrier’s Manufacturing revenue and margin as a result of deferring revenue recognition.

During the April 2023 Investor Day, Greenbrier provided a long-term target to more than double recurring revenue from leasing and management fees by investing up to $300 million net annually for the next five years. Recurring revenue is defined as Leasing & Fleet Management revenue excluding the impact of syndication transactions.

Key information for the consolidated Leasing & Fleet Management segment:

	Three Months Ended
Greenbrier Lease Fleet (Units) (1)	May 31, 2026	February 28, 2026
Beginning balance	16,800	17,000
Railcars added	5,300	1,400
Railcars sold / scrapped	(1,500)	(1,600)
Ending balance	20,600	16,800

	May 31, 2026	February 28, 2026
Equipment on operating lease (2)	$1,229.6	$1,261.7
Non-recourse warehouse	$—	$—
ABS non-recourse notes	743.5	748.5
Non-recourse term loan	300.0	302.1
Total Lease fleet non-recourse debt	$1,043.5	$1,050.6
Fleet leverage %(3)(4)	85%	83%

(1)
Owned fleet includes Leased railcars for syndication
(2)
The $600 million U.S. corporate revolver borrowing base includes Equipment on operating lease assets that do not currently secure the Leasing non-recourse term loan
(3)
Total Leasing non-recourse debt / Equipment on operating lease
(4)
Fleet assets are leveraged at Fair Market Value based on independent appraisals while they are shown at net book value on Greenbrier’s Consolidated Balance Sheet

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Greenbrier Reports Third Quarter Results (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2026 are as follows:

	First	Second	Third	Total
Revenue
Manufacturing	$657.0	$541.5	$529.1	$1,727.6
Leasing & Fleet Management	49.1	46.0	47.4	142.5
	706.1	587.5	576.5	1,870.1
Cost of revenue
Manufacturing	584.9	500.4	476.6	1,561.9
Leasing & Fleet Management	17.9	17.6	18.8	54.3
	602.8	518.0	495.4	1,616.2
Margin	103.3	69.5	81.1	253.9
Selling and administrative expense	59.9	57.4	55.2	172.5
Net gain on disposition of equipment	(17.7)	(13.0)	(6.0)	(36.7)
Earnings from operations	61.1	25.1	31.9	118.1
Interest and foreign exchange	15.5	13.7	16.5	45.7
Earnings before income tax and earnings from unconsolidated affiliates	45.6	11.4	15.4	72.4
Income tax expense	(12.3)	(1.7)	(3.0)	(17.0)
Earnings before earnings from unconsolidated affiliates	33.3	9.7	12.4	55.4
Earnings from unconsolidated affiliates	4.0	4.2	5.1	13.3
Net earnings	37.3	13.9	17.5	68.7
Net (earnings) loss attributable to noncontrolling interest	(0.9)	1.1	1.4	1.6
Net earnings attributable to Greenbrier	$36.4	$15.0	$18.9	$70.3
Basic earnings per common share (1)	$1.18	$0.48	$0.61	$2.27
Diluted earnings per common share (1)	$1.14	$0.47	$0.60	$2.21
Dividends per common share	$0.32	$0.32	$0.34	$0.98
(1)
Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, except number of shares which are reflected in thousands and per share amounts, unaudited)

Operating Results by Quarter for 2025 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$830.9	$712.9	$793.4	$709.7	$3,046.9
Leasing & Fleet Management	45.0	49.2	49.3	49.8	193.3
	875.9	762.1	842.7	759.5	3,240.2
Cost of revenue
Manufacturing	685.4	606.2	672.6	598.2	2,562.4
Leasing & Fleet Management	16.9	17.3	18.6	17.5	70.3
	702.3	623.5	691.2	615.7	2,632.7
Margin	173.6	138.6	151.5	143.8	607.5
Selling and administrative expense	62.0	64.6	65.9	70.8	263.3
Net (gain) loss on disposition of equipment	(0.2)	(9.6)	(7.0)	0.9	(15.9)
Earnings from operations	111.8	83.6	92.6	72.1	360.1
Interest and foreign exchange	23.4	21.7	13.2	17.4	75.7
Earnings before income tax and earnings from unconsolidated affiliates	88.4	61.9	79.4	54.7	284.4
Income tax expense	(33.4)	(20.0)	(18.1)	(19.9)	(91.4)
Earnings before earnings from unconsolidated affiliates	55.0	41.9	61.3	34.8	193.0
Earnings from unconsolidated affiliates	4.1	4.3	6.2	5.5	20.1
Net earnings	59.1	46.2	67.5	40.3	213.1
Net (earnings) loss attributable to noncontrolling interest	(3.8)	5.7	(7.4)	(3.5)	(9.0)
Net earnings attributable to Greenbrier	$55.3	$51.9	$60.1	$36.8	$204.1
Basic earnings per common share (1)	$1.77	$1.66	$1.92	$1.19	$6.55
Diluted earnings per common share (1)	$1.72	$1.56	$1.86	$1.16	$6.35
Dividends per common share	$0.30	$0.30	$0.32	$0.32	$1.24
(1)
Quarterly amounts may not total to the year-to-date amount as each period is calculated discretely.

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Greenbrier Reports Third Quarter Results (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, unaudited)

Segment Information

Three months ended May 31, 2026:

(in millions)	Manufacturing	Leasing & Fleet Management	Total
Revenue	$529.1	$47.4	$576.5
Cost of revenue	476.6	18.8	495.4
Margin	52.5	28.6	81.1
Selling and administrative	22.4	5.1
Net gain on disposition of equipment	(0.3)	(5.7)
Segment earnings from operations	$30.4	$29.2	$59.6
Corporate			(27.7)
Earnings from operations			$31.9

Three months ended February 28, 2026:

(in millions)	Manufacturing	Leasing & Fleet Management	Total
Revenue	$541.5	$46.0	$587.5
Cost of revenue	500.4	17.6	518.0
Margin	41.1	28.4	69.5
Selling and administrative	20.6	5.7
Net gain on disposition of equipment	(0.2)	(12.8)
Segment earnings from operations	$20.7	$35.5	$56.2
Corporate			(31.1)
Earnings from operations			$25.1

Supplemental Backlog and Delivery Information
(Unaudited)

Three Months Ended
May 31, 2026
Backlog Activity (units) (1)
Beginning backlog	15,200
Orders received	2,200
Production held on the Balance Sheet	(1,000)
Production sold directly to third parties	(2,600)
Ending backlog	13,800
Delivery Information (units) (1)
Production sold directly to third parties	2,600
Sales of Leased railcars for syndication	1,000
Total deliveries	3,600
(1)
Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports Third Quarter Results (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

Supplemental Information

(In millions, unaudited)

Reconciliation of Net earnings to EBITDA

	Three Months Ended
	May 31, 2026	February 28, 2026
Net earnings	$17.5	$13.9
Interest and foreign exchange	16.5	13.7
Income tax expense	3.0	1.7
Depreciation and amortization	32.1	31.5
EBITDA	$69.1	$60.8

Debt Summary

	May 31, 2026	February 28, 2026
Total Lease fleet and other non-recourse debt	$1,086.2	$1,054.1
Total Corporate and other recourse debt	738.3	726.0
	1,824.5	1,780.1
Debt discount and issuance costs	(18.9)	(17.4)
Total consolidated debt	$1,805.6	$1,762.7

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Greenbrier Reports Third Quarter Results (Cont.)	Page 12

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Greenbrier uses words, and variations of words, such as “approximately,” “are,” “backlog,” “believe,” “contingent,” “continue,” “drive,” “durability,” “emerging,” “estimate,” “grow,” “long-term,” “may,” “recurring,” “result,” “stability,” “strategy,” “strong,” “target,” and similar expressions to identify forward-looking statements. These forward-looking statements include, without limitation, statements about our guidance and outlook, backlog and other orders, leasing performance, leasing strategy, financing, cash flow, tax treatment, and other information regarding future performance and strategies and appear throughout this press release. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, the following: an economic downturn and economic uncertainty; changes to tariffs or import duties, including retaliatory tariffs; changes in macroeconomic policies; inflation (including rising energy prices, interest rates, wages and other escalators) and policy reactions thereto (including actions by central banks); disruptions in the supply of materials and components used in the production of our products; labor disputes; loss of market share to other modes of freight shipment; geopolitical unrest including the war in Ukraine and conflict in the Middle East. Our backlog of railcar units and other orders not included in backlog are not necessarily indicative of future results of operations. Certain orders in backlog are subject to customary documentation which may not occur. More information on potential factors that could cause our results to differ from our forward-looking statements is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise required by law, the Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof.

Financial Metric Definitions

EBITDA is not a financial measure under generally accepted accounting principles (GAAP). This metric is a performance measurement tool used by rail supply companies and Greenbrier. You should not consider this metric in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because this metric is not a measure of financial performance under GAAP and is susceptible to varying calculations, the measure presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define EBITDA as Net earnings before Interest and foreign exchange, Income tax expense, Depreciation and amortization. We believe the presentation of EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

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